Carriage Services Announces Fourth Quarter and Full Year 2024 Results
and Issues 2025 Guidance
Conference call on Thursday, February 27, 2025 at 9:30 a.m. Central Time.
HOUSTON - February 26, 2025 - (GLOBE NEWSWIRE) Carriage Services, Inc. (NYSE: CSV) today announced results for the fourth quarter and year ended December 31, 2024.
Company Highlights:
•Exceeded full year 2024 guidance for adjusted consolidated EBITDA and adjusted earnings per share, and achieved the high end of the range for total revenue, while divesting certain non-core assets;
•A 26.7% increase in consolidated cemetery preneed sales, and an increase of 3.1% in consolidated funeral average revenue per contract, drove total revenue of $404.2 million, representing growth of 5.7% over the prior year;
•GAAP net income decline of 1.4%, and adjusted consolidated EBITDA growth of 11.5%, over the prior year;
•GAAP diluted EPS of $2.10, a decline of 1.9% over the prior year and adjusted diluted EPS of $2.65, an increase of 21.0% over the prior year;
•Leverage ratio lowered to 4.3x from 5.1x at the same period last year, as the Company paid down $42.1 million of debt on its credit facility during the year; and
•The Company’s guidance for 2025 is $400-$410 million in total revenue, adjusted consolidated EBITDA of $128-$133 million, adjusted diluted EPS of $3.10-$3.30 and adjusted free cash flow of $40-$50 million, including expected divestitures of non-core assets.

Carlos Quezada, Vice Chairman and CEO, stated, “We are thrilled to announce that our strategic execution at every level has delivered outstanding financial results for the full year 2024. While the fourth quarter saw reduced funeral home revenue—primarily due to tough year-over-year comparisons and the lower volumes we began experiencing in October—our overall performance remained strong.
As we previously communicated in our third quarter earnings call, we anticipated these trends, yet we remained confident in our trajectory. This confidence led us to raise our full-year guidance, and we not only met the upper range for total revenue but exceeded expectations for adjusted EBITDA and EPS. The decline in volume appears to be linked to a delayed flu season, which impacted the number of at-need funeral services. However, based on current trends, we believe we are well-positioned for continued success in 2025.
These remarkable results are a testament to the dedication, hard work, and excellence of our team at Carriage. We deeply appreciate your continued support and look forward to building on this momentum, driving even greater success in 2025 and beyond,” concluded Mr. Quezada.

FINANCIAL HIGHLIGHTS

	Three Months Ended December 31,		Years Ended December 31,
(in millions except volume, average, margins and EPS)	2024	2023	2024	2023

GAAP Metrics:
Total revenue	$97.7	$98.8	$404.2	$382.5
Operating income	$21.1	$23.9	$81.8	$81.0
Operating income margin	21.6%	24.2%	20.2%	21.2%
Net income	$9.9	$11.6	$33.0	$33.4
Diluted EPS	$0.62	$0.75	$2.10	$2.14
Cash provided by operating activities	$9.3	$13.7	$52.0	$75.6

Non-GAAP Metrics(1):
Adjusted consolidated EBITDA	$29.3	$32.4	$126.2	$113.2
Adjusted consolidated EBITDA margin	30.0%	32.8%	31.2%	29.6%
Adjusted diluted EPS	$0.62	$0.77	$2.65	$2.19
Adjusted free cash flow	$8.9	$12.8	$51.5	$55.1

Cemetery Operating Metrics(2):
Preneed interment rights (property) sold	3,396	3,099	14,503	11,620
Average price per preneed interment right sold	$5,264	$5,091	$5,379	$5,063

Funeral Operating Metrics(3):
Funeral contracts	10,620	11,211	43,881	45,340
Average revenue per funeral contract(4)	$5,524	$5,471	$5,554	$5,401
Burial rate	31.2%	33.1%	32.1%	33.1%
Cremation rate	61.5%	59.3%	60.2%	59.2%

(1)	We present both GAAP and Non-GAAP measures to provide investors with additional information and to allow for the increased comparability of our ongoing performance from period to period. The most comparable GAAP measures to the Non-GAAP measures presented in this table can be found in the Reconciliation of Non-GAAP Financial Measures section of this earnings release.

(2)	Metrics calculated using cemetery operating results.
(3)	Metrics calculated using funeral operating results.
(4)	Excludes preneed interest earnings reflected in financial revenue.
•Total revenue for the three months ended December 31, 2024 decreased $1.1 million compared to the three months ended December 31, 2023. We experienced an anticipated decline in consolidated funeral contract volume against a challenging prior year comparable, resulting in a 7.3% decrease, which was partially offset by a 1.4% increase in the average revenue per funeral contract. Additionally, we experienced an 8.4% increase in preneed interment rights (property) sold and a 4.2% increase in the average price per preneed interment right sold.
•Net income for the three months ended December 31, 2024 decreased $1.8 million compared to the three months ended December 31, 2023 primarily driven by the decrease in funeral revenue. We experienced a $1.0 million decrease in gross profit contribution from our businesses, a $1.5 million increase in general, administrative and other expenses and a $0.2 million increase in income tax expense, which was partially offset by a $2.0 million decrease in interest expense.
•Total revenue for the year ended December 31, 2024 increased $21.7 million compared to the year ended December 31, 2023. We achieved continued growth in consolidated cemetery preneed sales as we experienced a 22.9% increase in preneed interment rights (property) sold and a 7.3% increase in the average price per preneed interment right sold. Additionally, we experienced a 3.1% increase in the average revenue per funeral contract, which was offset by a 4.9% decrease in funeral contract volume.
•Net income for the year ended December 31, 2024 decreased $0.5 million compared to the year ended December 31, 2023. We experienced a $19.1 million increase in gross profit contribution from our businesses and a $4.2 million decrease in interest expense, which was offset by a $16.9 million increase in general, administrative and other expenses, primarily comprised of one-time costs related to executive severance payments and the Company’s review of strategic alternatives, a $4.1 million increase in income tax expense and a $1.4 million increase in loss on divestitures, disposals and impairment charges.

OUTLOOK FOR 2025
The Company’s 2025 outlook incorporates previously stated organic growth initiatives around preneed sales, both in the cemetery and funeral businesses, and expected cost discipline while the Company continues to deleverage the balance sheet. Additionally, in the first half of 2025, the Company expects to divest certain non-core assets, reducing 2025 revenue and field EBITDA by ~$7.9 million and ~$2.3 million, respectively – the 2025 Outlook reflects the expected impact of these divestitures.

2025 Outlook(1)
(in millions - except per share amounts)

Total revenue	$400 - $410
Adjusted consolidated EBITDA	$128 - $133
Adjusted diluted EPS	$3.10 - $3.30
Adjusted free cash flow(2)	$40 - $50

(1)	Includes the expected impact of divestitures of certain non-core assets.
(2)	Includes the expected impact of total capital expenditures (growth and maintenance).
CALL AND INVESTOR RELATIONS CONTACT
Carriage Services has scheduled a conference call for tomorrow, February 27, 2025 at 9:30 a.m. Central Time. To participate in the call, please dial 888-394-8218 (Conference ID - 3831963) or live over the Internet via webcast click link. An audio archive of the call will be available on demand via the Company's website at www.carriageservices.com. For any investor relations questions, please email InvestorRelations@carriageservices.com.

CARRIAGE SERVICES, INC.
CONDENSED OPERATING AND FINANCIAL TREND REPORT
(in thousands - except per share amounts)

	2020	2021	2022	2023	2024
Funeral operating revenue	$222,392	$248,117	$247,160	$244,893	$243,709
Cemetery operating revenue	68,391	90,502	89,045	101,150	125,095
Financial revenue	19,176	22,097	21,997	25,650	29,690
Ancillary revenue	4,661	4,437	4,193	4,588	4,322
Divested revenue	14,828	10,733	7,779	6,239	1,382
Total revenue	$329,448	$375,886	$370,174	$382,520	$404,198

Funeral operating EBITDA	$91,994	$107,792	$100,999	$93,766	$95,113
Funeral operating EBITDA margin	41.4%	43.4%	40.9%	38.3%	39.0%

Cemetery operating EBITDA	26,591	42,079	37,386	40,899	57,233
Cemetery operating EBITDA margin	38.9%	46.5%	42.0%	40.4%	45.8%

Financial EBITDA	17,847	20,546	20,326	23,970	27,423
Financial EBITDA margin	93.1%	93.0%	92.4%	93.5%	92.4%

Ancillary EBITDA	1,186	1,006	841	455	673
Ancillary EBITDA margin	25.4%	22.7%	20.1%	9.9%	15.6%

Divested EBITDA	4,324	3,218	1,809	1,986	209
Divested EBITDA margin	29.2%	30.0%	23.3%	31.8%	15.1%
Total EBITDA	$141,942	$174,641	$161,361	$161,076	$180,651
Total EBITDA margin	43.1%	46.5%	43.6%	42.1%	44.7%

Total overhead	$40,514	$54,282	$53,848	$50,086	$66,862
Overhead as a percentage of revenue	12.3%	14.4%	14.5%	13.1%	16.5%

Consolidated EBITDA	$101,428	$120,359	$107,513	$110,990	$113,789
Consolidated EBITDA margin	30.8%	32.0%	29.0%	29.0%	28.2%

Other expenses and interest
Depreciation & amortization	$19,389	$20,520	$19,799	$21,117	$22,890
Non-cash stock compensation	3,370	5,513	5,959	7,703	6,520
Interest expense	32,515	25,445	25,895	36,266	32,075
Loss on extinguishment of debt	6	23,807	190	—	—
Other	21,506	770	(1,524)	(525)	2,224
Pretax income	$24,642	$44,304	$57,194	$46,429	$50,080
Net tax expense	8,552	11,145	15,813	13,016	17,127
Net income	$16,090	$33,159	$41,381	$33,413	$32,953
Special items(1)	$25,579	$30,607	$(200)	$1,003	$12,564
Tax effect on special items	7,986	8,503	95	285	4,096
Adjusted net income	$33,683	$55,263	$41,086	$34,131	$41,421
Adjusted net income margin	10.2%	14.7%	11.1%	8.9%	10.2%

Adjusted basic earnings per share	$1.88	$3.17	$2.76	$2.29	$2.73
Adjusted diluted earnings per share	$1.86	$3.02	$2.61	$2.19	$2.65

GAAP basic earnings per share	$0.90	$1.90	$2.78	$2.24	$2.17
GAAP diluted earnings per share	$0.89	$1.81	$2.63	$2.14	$2.10

Weighted average shares o/s - basic	17,872	17,409	14,857	14,803	14,971
Weighted average shares o/s - diluted	18,077	18,266	15,710	15,455	15,443

Reconciliation of Consolidated EBITDA to Adjusted consolidated EBITDA
Consolidated EBITDA	$101,428	$120,359	$107,513	$110,990	$113,789
Special items(1)	2,822	5,802	1,799	2,192	12,456
Adjusted consolidated EBITDA	$104,250	$126,161	$109,312	$113,182	$126,245
Adjusted consolidated EBITDA margin	31.6%	33.6%	29.5%	29.6%	31.2%

(1)	A detail of our Special items presented in this table can be found in the Reconciliation of Non-GAAP Financial Measures section of this earnings release.

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands)

	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,165	$1,523
Accounts receivable, net	30,193	27,060
Inventories	7,920	8,347
Prepaid and other current assets	4,123	4,791
Current assets held for sale	1,135	—
Total current assets	44,536	41,721
Preneed cemetery trust investments	98,120	96,374
Preneed funeral trust investments	106,219	107,842
Preneed cemetery receivables, net	50,958	35,575
Receivables from preneed funeral trusts, net	22,372	21,530
Property, plant and equipment, net	273,004	287,484
Cemetery property, net	109,576	114,580
Goodwill	414,859	423,643
Intangible and other non-current assets, net	40,427	37,677
Operating lease right-of-use assets	14,953	16,295
Cemetery perpetual care trust investments	85,103	85,331
Non-current assets held for sale	19,453	—
Total assets	$1,279,580	$1,268,052
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of debt and lease obligations	$3,914	$3,842
Accounts payable	15,427	11,866
Accrued and other liabilities	38,460	35,362
Current liabilities held for sale	240	—
Total current liabilities	58,041	51,070
Acquisition debt, net of current portion	4,895	5,461
Long-term liabilities held for sale	13,842	—
Credit facility	135,382	177,794
Senior notes	396,597	395,905
Obligations under finance leases, net of current portion	6,045	5,831
Obligations under operating leases, net of current portion	14,035	15,797
Deferred preneed cemetery revenue	61,767	61,048
Deferred preneed funeral revenue	39,261	39,537
Deferred tax liability	51,429	52,127
Other long-term liabilities	1,179	1,855
Deferred preneed cemetery receipts held in trust	98,120	96,374
Deferred preneed funeral receipts held in trust	106,219	107,842
Care trusts’ corpus	84,218	84,351
Total liabilities	1,071,030	1,094,992
Commitments and contingencies:
Stockholders’ equity:
Common stock	269	266
Additional paid-in capital	243,825	241,291
Retained earnings	243,209	210,256
Treasury stock	(278,753)	(278,753)
Total stockholders’ equity	208,550	173,060
Total liabilities and stockholders’ equity	$1,279,580	$1,268,052

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three months ended December 31,		Years Ended December 31,
	2024	2023	2024	2023

Revenue:
Service revenue	$44,003	$45,729	$183,051	$182,166
Property and merchandise revenue	44,421	43,562	186,932	169,490
Other revenue	9,276	9,543	34,215	30,864
	97,700	98,834	404,198	382,520
Field costs and expenses:
Cost of service	22,585	22,597	90,704	91,799
Cost of merchandise	31,499	31,562	126,922	123,817
Cemetery property amortization	1,895	1,628	8,168	6,039
Field depreciation expense	3,446	3,620	13,729	14,166
Regional and unallocated funeral and cemetery costs	3,192	3,237	15,364	16,576
Other expenses	1,438	1,564	5,921	5,828
	64,055	64,208	260,808	258,225
Gross profit	33,645	34,626	143,390	124,295

Corporate costs and expenses:
General, administrative and other	11,964	10,443	59,011	42,125
Net loss on divestitures, disposals and impairment charges	625	262	2,580	1,191
Operating income	21,056	23,921	81,799	80,979

Interest expense	7,004	9,053	32,075	36,266
Net gain on property damage, net of insurance claims	—	—	(417)	(343)
Other, net	2	(737)	61	(1,373)
Income before income taxes	14,050	15,605	50,080	46,429
Expense for income taxes	4,117	4,287	16,079	13,186
Expense (benefit) related to discrete income tax items	78	(320)	1,048	(170)
Total expense for income taxes	4,195	3,967	17,127	13,016
Net income	$9,855	$11,638	$32,953	$33,413

Basic earnings per common share:	$0.65	$0.78	$2.17	$2.24
Diluted earnings per common share:	$0.62	$0.75	$2.10	$2.14

Dividends declared per common share:	$0.1125	$0.1125	$0.4500	$0.4500

Weighted average number of common and common equivalent shares outstanding:
Basic	15,033	14,838	14,971	14,803
Diluted	15,590	15,448	15,443	15,455

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Years Ended December 31,
	2024	2023
Cash flows from operating activities:
Net income	$32,953	$33,413
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,890	21,117
Provision for credit losses	3,351	3,050
Stock-based compensation expense	6,520	7,703
Deferred income tax (benefit) expense	(698)	3,307
Amortization of intangibles	1,357	1,401
Amortization of debt issuance costs	622	699
Amortization and accretion of debt	539	515
Net loss on divestitures, disposals and impairment charges	2,580	1,191
Net gain on property damage, net of insurance claims	(417)	(343)
Gain on sale of excess land	—	(1,407)

Changes in operating assets and liabilities that provided (used) cash:
Accounts and preneed receivables	(24,620)	(8,122)
Inventories, prepaid and other current assets	1,056	(72)
Intangible and other non-current assets	(4,402)	(3,246)
Preneed funeral and cemetery trust investments	1,390	(775)
Accounts payable	1,616	169
Accrued and other liabilities	3,590	2,988
Deferred preneed funeral and cemetery revenue	6,866	14,968
Deferred preneed funeral and cemetery receipts held in trust	(3,197)	(966)
Net cash provided by operating activities	51,996	75,590

Cash flows from investing activities:
Acquisitions of businesses and real property	—	(44,500)
Proceeds from divestitures and sale of other assets	12,057	4,132
Proceeds from insurance claims	403	1,403
Capital expenditures	(16,098)	(18,039)
Net cash used in investing activities	(3,638)	(57,004)

Cash flows from financing activities:
Borrowings from the credit facility	54,900	86,100
Payments against the credit facility	(97,000)	(97,700)
Payment of debt issuance costs for the credit facility	(781)	—
Payments on acquisition debt and obligations under finance leases	(1,061)	(1,167)
Proceeds from the exercise of stock options and employee stock purchase plan contributions	2,626	1,494
Taxes paid on restricted stock vestings and exercise of stock options	(593)	(252)
Dividends paid on common stock	(6,807)	(6,708)
Net cash used in financing activities	(48,716)	(18,233)

Net (decrease) increase in cash and cash equivalents	(358)	353
Cash and cash equivalents at beginning of year	1,523	1,170
Cash and cash equivalents at end of year	$1,165	$1,523

NON-GAAP FINANCIAL MEASURES
This earnings release uses Non-GAAP financial measures to present the financial performance of the Company. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. We believe the Non-GAAP results are useful to investors to compare our results to previous periods, to provide insight into the underlying long-term performance trends in our business and to provide the opportunity to differentiate ourselves as the best consolidation platform in the industry against the performance of other funeral and cemetery companies.
Reconciliations of the Non-GAAP financial measures to GAAP measures are also provided in this earnings release.
The Non-GAAP financial measures used in this earnings release and the definitions of them used by the Company for our internal management purposes in this earnings release are described below.
•Special items are defined as charges or credits included in our GAAP financial statements that can vary from period to period and are not reflective of costs incurred in the ordinary course of our operations. The change in uncertain tax reserves and the tax adjustment related to certain discrete items were not tax effected. Special items were taxed at the operating tax rate.
•Adjusted net income is defined as net income after adjustments for special items that we believe do not directly reflect our core operations and may not be indicative of our normal business operations. Adjusted net income margin is defined as adjusted net income as a percentage of total revenue.
•Consolidated EBITDA is defined as operating income, plus depreciation and amortization expense, non-cash stock compensation and net loss on divestitures, disposals and impairment charges. Consolidated EBITDA margin is defined as consolidated EBITDA as a percentage of total revenue.
•Adjusted consolidated EBITDA is defined as consolidated EBITDA after adjustments for acquisition expenses, severance and separation costs, litigation reserves, disaster recovery and pandemic costs and other special items. Adjusted consolidated EBITDA margin is defined as adjusted consolidated EBITDA as a percentage of total revenue.
•Adjusted free cash flow is defined as cash provided by operating activities, adjusted by special items as deemed necessary, less cash for maintenance capital expenditures, which include facility repairs and improvements, equipment, furniture and vehicle purchases and information technology infrastructure improvements. Adjusted free cash flow margin is defined as adjusted free cash flow as a percentage of total revenue.
•Funeral operating EBITDA is defined as funeral gross profit, plus depreciation and amortization and regional and unallocated costs, less financial EBITDA, ancillary EBITDA and divested EBITDA related to the Funeral Home segment. Funeral operating EBITDA margin is defined as funeral operating EBITDA as a percentage of funeral operating revenue.
•Cemetery operating EBITDA is defined as cemetery gross profit, plus depreciation and amortization and regional and unallocated costs, less financial EBITDA and divested EBITDA related to the Cemetery segment. Cemetery operating EBITDA margin is defined as cemetery operating EBITDA as a percentage of cemetery operating revenue.
•Preneed cemetery sales production is defined as cemetery property, merchandise and services sold prior to death.
•Financial EBITDA is defined as financial revenue, less the related expenses. Financial revenue and the related expenses are presented within Other revenue and Other expenses, respectively, on the Consolidated Statement of Operations. Financial EBITDA margin is defined as financial EBITDA as a percentage of financial revenue.
•Ancillary revenue is defined as revenues from our ancillary businesses, which include a flower shop, a monument company, a pet cremation business and our online cremation businesses. Ancillary revenue and the related expenses are presented within Other revenue and Other expenses, respectively, on the Consolidated Statement of Operations.
•Ancillary EBITDA is defined as ancillary revenue, less expenses related to our ancillary businesses noted above. Ancillary EBITDA margin is defined as ancillary EBITDA as a percentage of ancillary revenue.

•Divested revenue is defined as revenues from certain funeral home and cemetery businesses that we have divested.
•Divested EBITDA is defined as divested revenue, less field level and financial expenses related to the divested businesses noted above. Divested EBITDA margin is defined as divested EBITDA as a percentage of divested revenue.
•Overhead expenses are defined as regional and unallocated funeral and cemetery costs and general, administrative and other costs, excluding home office depreciation and non-cash stock compensation.
•Adjusted basic earnings per share (EPS) is defined as GAAP basic earnings per share, adjusted for special items.
•Adjusted diluted earnings per share (EPS) is defined as GAAP diluted earnings per share, adjusted for special items.
Funeral Operating EBITDA and Cemetery Operating EBITDA
Our operations are reported in two business segments: Funeral Home operations and Cemetery operations. Our operating level results highlight trends in volumes, revenue, operating EBITDA (the individual business’ cash earning power/locally controllable business profit) and operating EBITDA margin (the individual business’ controllable profit margin).
Funeral operating EBITDA and cemetery operating EBITDA are defined above. Funeral and cemetery gross profit is defined as revenue less “field costs and expenses” — a line item encompassing these areas of costs: i) funeral and cemetery field costs, ii) field depreciation and amortization expense, and iii) regional and unallocated funeral and cemetery costs. Funeral and cemetery field costs include cost of service, funeral and cemetery merchandise costs, operating expenses, labor and other related expenses incurred at the business level.
Regional and unallocated funeral and cemetery costs presented in our GAAP statement consist primarily of salaries and benefits of our regional leadership, incentive compensation opportunity to our field employees and other related costs for field infrastructure. These costs, while necessary to operate our businesses as currently operated within our unique, decentralized platform, are not controllable operating expenses at the field level as the composition, structure and function of these costs are determined by executive leadership in the Houston Support Center. These costs are components of our overall overhead platform presented within consolidated EBITDA and adjusted consolidated EBITDA. We do not directly or indirectly “push down” any of these expenses to the individual business’ field level margins.
We believe that our “regional and unallocated funeral and cemetery costs” are necessary to support our decentralized, high performance culture operating framework, and as such, are included in consolidated EBITDA and adjusted consolidated EBITDA, which more accurately reflects the cash earning power of the Company as an operating and consolidation platform.
Usefulness and Limitations of These Measures
When used in conjunction with GAAP financial measures, our total EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are supplemental measures of operating performance that we believe are useful measures to facilitate comparisons to our historical consolidated and business level performance and operating results.
We believe our presentation of adjusted consolidated EBITDA, a key metric used internally by our management, provides investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because it excludes items that may not be indicative of our ongoing operating performance.
Our total field EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation. Our presentation is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Funeral operating EBITDA, cemetery operating EBITDA, financial EBITDA, ancillary EBITDA and divested EBITDA are not consolidated measures of profitability.
Our total field EBITDA excludes certain costs presented in our GAAP statement that we do not allocate to the individual business’ field level margins, as noted above. Consolidated EBITDA excludes certain items that we believe do not directly reflect our core operations and may not be indicative of our normal business operations. A reconciliation to operating income, the most directly comparable GAAP measure, is set forth below.
Therefore, these measures may not provide a complete understanding of our performance and should be reviewed in conjunction with our GAAP financial measures. We strongly encourage investors to review the Company's consolidated financial statements and publicly filed reports in their entirety and not rely on any single financial measure.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures, all of which are reflected in the tables below.
Reconciliation of Operating income to Consolidated EBITDA, Adjusted consolidated EBITDA (in thousands) and Operating income margin to Adjusted consolidated EBITDA margin for the three months and years ended December 31, 2024 and 2023:

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Operating income	$21,056	$23,921	$81,799	$80,979
Depreciation & amortization	5,616	5,494	22,890	21,117
Non-cash stock compensation	1,999	1,548	6,520	7,703
Net loss on divestitures, disposals and impairment charges	625	262	2,580	1,191
Consolidated EBITDA	$29,296	$31,225	$113,789	$110,990
Adjusted for:
Severance and separation costs(1)	$—	$—	$6,228	$—
Other special items(2)	—	1,219	6,228	2,192
Adjusted consolidated EBITDA	$29,296	$32,444	$126,245	$113,182

Total revenue	$97,700	$98,834	$404,198	$382,520

Operating income margin	21.6%	24.2%	20.2%	21.2%

Adjusted consolidated EBITDA margin	30.0%	32.8%	31.2%	29.6%

(1)
Primarily represents the severance and performance award settlement expense recognized during the first quarter of 2024 for our founder and former Executive Chairman of the Board per his Transition Agreement which was effective February 22, 2024 and severance expense recognized during the second quarter of 2024 for our former Chief Financial Officer per his Release and Separation Agreement which was effective July 1, 2024.

(2)	Represents expenses related to the review of strategic alternatives.

Reconciliation of Operating income to Consolidated EBITDA, Adjusted consolidated EBITDA (in thousands) and Operating income margin to Adjusted consolidated EBITDA margin for the years ended December 31, 2020, 2021, and 2022:

	2020	2021	2022
Operating income	$57,227	$93,660	$79,726
Depreciation & amortization	19,389	20,520	19,799
Non-cash stock compensation	3,370	5,513	5,959
Net loss on divestitures, disposals and impairment charges	21,442	666	2,029
Consolidated EBITDA	$101,428	$120,359	$107,513
Adjusted for:
Special items(1)	2,822	5,802	1,799
Adjusted consolidated EBITDA	$104,250	$126,161	$109,312

Total revenue	$329,448	$375,886	$370,174

Operating income margin	17.4%	24.9%	21.5%

Adjusted consolidated EBITDA margin	31.6%	33.6%	29.5%

(1)		2020	2021	2022
	Acquisition expenses	$(11)	$—	$—
	Severance and separation costs	563	1,575	1,431
	Litigation reserve	270	1,050	200
	Disaster recovery and pandemic costs	1,627	2,157	168
	Other special items(2)	373	1,020	—
	Total	$2,822	$5,802	$1,799

(2)	In 2020, the special item represents the cost associated with a state audit assessment, excluding interest. In 2021, the special item represents a one-time $1.0 million payment for residual insurance claims.

Special items affecting Adjusted net income (in thousands) for the years ended December 31, 2020, 2021, 2022, 2023 and 2024:

	2020	2021	2022	2023	2024
Acquisition expenses	$(11)	$—	$—	$—	$—
Severance and separation costs(1)	563	1,575	1,431	—	6,228
Equity awards cancellation and exchange(2)	288	—	—	—	(1,336)
Accretion of discount on convert. sub. notes	216	20	—	—	—
Net loss on extinguishment of debt	—	23,807	190	—	—
Net loss (gain) on divestitures and sale of real property(3)	6,864	(856)	(543)	(1,300)	1,224
Impairment of goodwill, intangibles and PPE(4)	14,952	500	2,358	454	637
Litigation reserve	270	1,050	200	—	—
Net gain on property damage, net of insurance claims(5)	—	—	(3,471)	(343)	(417)
Disaster recovery and pandemic costs	1,627	2,157	168	—	—
Change in uncertain tax reserves and other	—	—	(533)	—	—
Tax adjustment related to certain discrete items	400	—	—	—	—
Other special items(6)	410	2,354	—	2,192	6,228
Total	$25,579	$30,607	$(200)	$1,003	$12,564

(1)
In 2024, primarily represents the severance and performance award settlement expense recognized during the first quarter of 2024 for our founder and former Executive Chairman of the Board per his Transition Agreement which was effective February 22, 2024 and severance expense recognized during the second quarter of 2024 for our former Chief Financial Officer per his Release and Separation Agreement which was effective July 1, 2024.

(2)
In 2024, primarily represents the stock compensation benefit recognized during the first quarter of 2024 for equity awards cancelled for our founder and former Executive Chairman of the Board per his Transition Agreement, which was effective February 22, 2024.

(3)	Represents the net gain or loss recognized for the sale of businesses and real property during the periods presented.
(4)	Represents goodwill, tradename and property, plant and equipment impairments related to certain funeral homes recognized during the periods presented.
(5)	Represents the loss on property damage, net of insurance claims for property damaged by Hurricane Ian during the third quarter of 2022 and a fire that occurred during first quarter of 2023.
(6)
In 2020, the special item represents the cost associated with a state audit assessment. In 2021, the special item represents: (1) write-off of certain fixed assets; (2) a one-time $1.0 million payment for residual insurance claims; and (3) interest paid on our senior notes due 2026 for the two-week period prior to their redemption during which they were outstanding at the same time as our senior notes due 2029. In 2023 and 2024, special item represents expenses related to the review of strategic alternatives.

Reconciliation of GAAP basic earnings per share to Adjusted basic earnings per share for the three months and years ended December 31, 2024 and 2023:

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
GAAP basic earnings per share	$0.65	$0.78	$2.17	$2.24
Special items	—	0.02	0.56	0.05
Adjusted basic earnings per share	$0.65	$0.80	$2.73	$2.29
Reconciliation of GAAP basic earnings per share to Adjusted basic earnings per share for the years ended December 31, 2020, 2021 and 2022:

	2020	2021	2022
GAAP basic earnings per share	$0.90	$1.90	$2.78
Special items	0.98	1.27	(0.02)
Adjusted basic earnings per share	$1.88	$3.17	$2.76

Reconciliation of GAAP diluted earnings per share to Adjusted diluted earnings per share for the three months and years ended December 31, 2024 and 2023:

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
GAAP diluted earnings per share	$0.62	$0.75	$2.10	$2.14
Special items	—	0.02	0.55	0.05
Adjusted diluted earnings per share	$0.62	$0.77	$2.65	$2.19
Reconciliation of GAAP diluted earnings per share to Adjusted diluted earnings per share for the years ended December 31, 2020, 2021 and 2022:

	2020	2021	2022
GAAP diluted earnings per share	$0.89	$1.81	$2.63
Special items	0.97	1.21	(0.02)
Adjusted diluted earnings per share	$1.86	$3.02	$2.61
Reconciliation of Cash provided by operating activities to Adjusted free cash flow (in thousands) for the three months and years ended December 31, 2024 and 2023:

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Cash provided by operating activities	$9,280	$13,741	$51,996	$75,590
Cash used for maintenance capital expenditures	(2,299)	(2,150)	(7,312)	(8,076)
Free cash flow	$6,981	$11,591	$44,684	$67,514

Plus: incremental special items:
Withdrawal from preneed funeral and cemetery trust investments(1)	$—	$—	$—	$(8,599)
Vendor incentive payment(2)	—	—	—	(6,000)
Severance and separation costs(3)	665	—	3,531	—
Other special items(4)	1,250	1,219	3,256	2,192
Adjusted free cash flow	$8,896	$12,810	$51,471	$55,107

(1)
During the year ended December 31, 2023, we withdrew $8.6 million of realized capital gains and earnings from our preneed funeral and cemetery trust investments. In certain states, we are allowed to withdraw these funds prior to the delivery of preneed merchandise and service contracts. While the realized capital gains and earnings are not recognized as revenue, they increase our cash flow from operations.

(2)
During the year ended December 31, 2023, we received a $6.0 million incentive payment from a vendor for entering into a strategic partnership agreement to market and sell prearranged funeral services in the future. While we only recognized $0.2 million of the incentive payment as Other revenue during the year ended December 31, 2023, this payment increased our cash flow from operations.

(3)
Primarily represents the cash paid to our founder and former Executive Chairman of the Board per his Transition Agreement which was effective February 22, 2024 and cash paid to our former Chief Financial Officer per his Release and Separation Agreement which was effective July 1, 2024.

(4)	Represents cash paid for professional services related to the review of strategic alternatives.

Reconciliation of Cash provided by operating activities to Adjusted free cash flow (in thousands) for the years ended December 31, 2024 and 2023:

	Current(1)		Adjustments(1)		Revised(1)
	Years Ended December 31,
	2024	2023	2024	2023	2024	2023
Cash provided by operating activities	$51,996	$75,590	$—	$—	$51,996	$75,590
Cash used for capital expenditures	(7,312)	(8,076)	(8,786)	(9,963)	(16,098)	(18,039)
Free cash flow	$44,684	$67,514	$(8,786)	$(9,963)	$35,898	$57,551

Plus: incremental special items:
Withdrawal from preneed funeral and cemetery trust investments	$—	$(8,599)	$—	$—	$—	$(8,599)
Vendor incentive payment	—	(6,000)	—	—	—	(6,000)
Severance and separation costs	3,531	—	—	—	3,531	—
Other special items	3,256	2,192	—	—	3,256	2,192
Adjusted free cash flow	$51,471	$55,107	$(8,786)	$(9,963)	$42,685	$45,144

(1) We have provided full year 2024 guidance for adjusted free cash flow based on the calculation in the current column above, which includes cash used for maintenance expenditures. However, in years subsequent to 2024, we plan to provide adjusted free cash flow guidance based on a revised adjusted free cash flow calculation, which includes cash used for total capital expenditures. The adjustments column above reflects the cash used for growth capital expenditures. The revised column above reflects adjusted free cash flow based on a calculation, which includes cash used for total capital expenditures.

Outlook for the estimated year ended December 31, 2025:
Reconciliation of Operating income to Consolidated EBITDA, Adjusted consolidated EBITDA (in thousands) and Adjusted consolidated EBITDA margin for the estimated year ended December 31, 2025:

2025E
Operating income	$97,500
Depreciation & amortization	25,100
Non-cash stock compensation	8,400
Other
Consolidated EBITDA	$131,000
Adjusted for:
Special items	—
Adjusted consolidated EBITDA	$131,000

Total revenue	$405,000

Adjusted consolidated EBITDA margin	32.3%
Reconciliation of GAAP diluted earnings per share to Adjusted diluted earnings per share for the estimated year ended December 31, 2025:

2025E
GAAP diluted earnings per share	$3.50
Special items	(0.30)
Adjusted diluted earnings per share	$3.20
Reconciliation of Cash provided by operating activities to Adjusted free cash flow (in thousands) for the estimated year ended December 31, 2025:

2025E
Cash provided by operating activities	$61,500
Cash used for capital expenditures	(21,000)
Free cash flow	$40,500
Special items	4,500
Adjusted free cash flow	$45,000

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and contains certain statements and information that may constitute forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements made herein or elsewhere by us, or on our behalf, other than statements of historical information, should be deemed to be forward-looking statements, which include, but are not limited to, statements regarding any expectations and projections of earnings, revenue, cash flow, investment returns, capital allocation, debt levels, equity performance, death rates, market share growth, cost inflation, overhead, preneed sales or other financial items; any statements of the plans, strategies, objectives, and timing of management for future operations or financing activities, including, but not limited to, capital allocation, organizational performance, execution of our strategic objectives and growth strategy, planned divestitures, technology improvements, product development, the ability to obtain credit or financing, anticipated integration, performance and other benefits of recently completed acquisitions, and cost management and debt reductions; any statements of the plans, timing and objectives of management for acquisition and divestiture activities; any statements regarding future economic conditions and market conditions or performance; and any statements of assumptions underlying any of the foregoing and are based on our current expectations and beliefs concerning future developments and their potential effect on us. Words such as “may”, “will”, “estimate”, “intend”, “believe”, “expect”, “seek”, “project”, “forecast”, “foresee”, “should”, “would”, “could”, “plan”, “anticipate” and other similar words may be used to identify forward-looking statements; however, the absence of these words does not mean that the statements are not forward-looking. While we believe these assumptions concerning future events are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenue and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions, except where specifically noted. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include but are not limited to: our ability to find and retain skilled personnel; the effects of our talent recruitment efforts, incentive and compensation plans and programs, including such effects on our Standards Operating Model and the Company’s operational and financial performance; our ability to execute our strategic objectives and growth strategy, if at all; the potential adverse effects on the Company’s business, financial and equity performance if management fails to meet the expectations of its strategic objectives and growth strategy; our ability to execute and meet the objectives of our High Performance and Credit Profile Restoration Plan, if at all; the execution of our Standards Operating and Strategic Acquisition Models; the effects of competition; changes in the number of deaths in our markets, which are not predictable from market to market or over the short term; changes in consumer preferences and our ability to adapt to or meet those changes; our ability to generate preneed sales, including implementing our cemetery portfolio sales strategy, product development and optimization plans; the investment performance of our funeral and cemetery trust funds; fluctuations in interest rates, including, but not limited to, the effects of increased borrowing costs under our Credit Facility and our ability to minimize such costs, if at all; the effects of inflation on our operational and financial performance, including the increased overall costs for our goods and services, the impact on customer preferences as a result of changes in discretionary income, and our ability, if at all, to mitigate such effects; our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness; our ability to meet the timing, objectives and expectations related to our capital allocation framework, including our forecasted rates of return, planned uses of free cash flow and future capital allocation, including debt repayment plans, internal growth projects, potential strategic acquisitions, dividend increases, or share repurchases; our ability to meet the projected financial and equity performance goals to our full year outlook, if at all; the timely and full payment of death benefits related to preneed funeral contracts funded through life insurance contracts; the financial condition of third-party insurance companies that fund our preneed funeral contracts; increased or unanticipated costs, such as merchandise, goods, insurance or taxes, and our ability to mitigate or minimize such costs, if at all; our level of indebtedness and the cash required to service our indebtedness; changes in federal income tax laws and regulations and the implementation and interpretation of these laws and regulations by the Internal Revenue Service; effects of the application of other applicable laws and regulations, including changes in such regulations or the interpretation thereof; the potential impact of epidemics and pandemics, including any new or emerging public health threats, on customer preferences and on our business; government, social, business and other actions that have been and will be taken in response to pandemics and epidemics, including potential responses to any new or emerging public health threats; effects and expense of litigation; consolidation in the funeral and cemetery industry; our ability to identify and consummate strategic acquisitions, if at all, and successfully integrate acquired businesses with our existing businesses, including expected performance and financial improvements related thereto; potential adverse impacts resulting from the announcement of the conclusion of the Board’s strategic review; economic, financial and stock market fluctuations; interruptions or security lapses of our information technology, including any cybersecurity or ransomware incidents; adverse developments affecting the financial services industry; acts of war or terrorists acts and the governmental or military response to such acts; our failure to maintain effective control over financial reporting; and other factors and uncertainties inherent in the funeral and cemetery industry.
For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, and in other filings with the SEC, available at www.carriageservices.com. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of the applicable communication and we undertake no obligation to publicly update or revise any forward-looking statements except to the extent required by applicable law.